As filed with the Securities and Exchange Commission on May 6, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Jones Apparel Group, Inc. Jones Apparel Group Holdings, Inc. Jones Apparel Group USA, Inc. JAG Footwear, Accessories and Retail Corporation (Exact name of registrant as specified in its charter)	Pennsylvania Delaware Delaware New Jersey (State or other jurisdiction of incorporation or organization)	06-0935166 51-0390339 22-3497645 23-2256563 (I.R.S. Employer Identification Number)

1411 Broadway
New York, New York 10018
(212) 642-3860
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ira M. Dansky, Esq.
Executive Vice President, Secretary and General Counsel
Jones Apparel Group, Inc.
1411 Broadway
New York, New York 10018
(212) 536-9526
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

William V. Fogg, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Amount to be Registered/
Proposed Maximum
Offering Price per Unit/
Title of Each Class of	Proposed Maximum	Amount of
Securities to be Registered	Aggregate Offering Price	Registration Fee
Debt Securities of Jones Apparel Group, Inc., Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc. and JAG Footwear, Accessories and Retail Corporation(1)

(1)	An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all registration fees.

PROSPECTUS

JONES APPAREL GROUP, INC.
JONES APPAREL GROUP HOLDINGS, INC.
JONES APPAREL GROUP USA, INC.
JAG FOOTWEAR, ACCESSORIES AND RETAIL CORPORATION

Debt Securities

The debt securities covered by this prospectus may be sold from time to time by Jones Apparel Group, Inc., Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc. and JAG Footwear, Accessories and Retail Corporation.

When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities.

The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution” on page 8. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements with them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2010.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, which we refer to in this prospectus as the “SEC,” using the “shelf” registration process. Under the shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell such securities, we will provide you with a prospectus supplement containing specific information about the terms of the offering and the means of distribution. A prospectus supplement may include other special considerations applicable to such offering of securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus to the terms “our,” “us,” “we,” “Jones” or the “Company” mean Jones Apparel Group, Inc. and its consolidated subsidiaries, including the other issuers, as the context may require, “Jones Apparel Group” means Jones Apparel Group, Inc., “Jones Holdings” means Jones Apparel Group Holdings, Inc., “Jones USA” means Jones Apparel Group USA, Inc., “JAG Footwear” means JAG Footwear, Accessories and Retail Corporation and “issuers” means, collectively, Jones Apparel Group, Jones Holdings, Jones USA and JAG Footwear. Jones Apparel Group’s shares of common stock are publicly traded on the New York Stock Exchange under the symbol “JNY.”

References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.

Jones prepares its financial statements, including all of the financial statements incorporated by reference in this prospectus, in U.S. dollars and in conformity with U.S. generally accepted accounting principles, or “U.S. GAAP.” Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us. We have not authorized, and any underwriters will not authorize, any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, and the underwriters will not make, an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since these dates.

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THE COMPANY

Jones Apparel Group, Inc. is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. The Company also markets directly to consumers through its chain of specialty retail and value-based stores and through its e-commerce web sites. The Company’s nationally recognized brands include Jones New York, Nine West, Anne Klein, Gloria Vanderbilt, Kasper, Robert Rodriguez, Bandolino, Easy Spirit, Evan-Picone, l.e.i., Energie, Enzo Angiolini, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Albert Nipon and Le Suit. The Company also markets costume jewelry under the Givenchy brand licensed from Givenchy Corporation, women’s footwear under the Dockers® and Dockers® Women brands and infants’, toddlers’ and boys’ footwear (excluding girls’ footwear) under the Dockers® and Dockers® Premium brands licensed from Levi Strauss & Co., apparel and accessories under the Rachel Roy brand licensed from Rachel Roy IP Company, LLC, and Jessica Simpson jeanswear licensed from VCJS LLC. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. The Company contracts for the manufacture of its products through a worldwide network of quality manufacturers. The Company has capitalized on its nationally known brand names by entering into various licenses for several of its trademarks, including Jones New York, Anne Klein New York, Nine West, Gloria Vanderbilt, l.e.i. and Evan-Picone, with select manufacturers of women’s and men’s products which the Company does not manufacture. For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Jones Apparel Group is a Pennsylvania corporation, Jones Holdings and Jones USA are Delaware corporations and JAG Footwear is a New Jersey corporation. The Company’s principal executive offices are located at 1411 Broadway, New York, New York 10018, and its telephone number is (212) 642-3860.

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RISK FACTORS

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in securities issued by us described in Jones Apparel Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as updated by annual, quarterly and other reports and documents it files with the SEC after the date of this prospectus and that are incorporated by reference herein. Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in or incorporated by reference in this prospectus include certain “forward-looking statements”, as defined in federal securities laws including the Private Securities Litigation Reform Act of 1995. All statements regarding the Company’s expected financial position, business and financing plans are forward-looking statements. The words “believes,” “expects,” “plans,” “intends,” “anticipates” and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including:

•	those associated with the effect of national, regional and international economic conditions;

•	lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;

•	the tightening of the credit markets and the Company’s ability to obtain capital on satisfactory terms;

•	given the uncertain economic environment, the possible unwillingness of committed lenders to meet their obligations to lend to borrowers, in general;

•	the performance of the Company’s products within the prevailing retail environment;

•	customer acceptance of both new designs and newly-introduced product lines;

•	the Company’s reliance on a few department store groups for large portions of its business;

•	the Company’s ability to identify acquisition candidates and, in a competitive environment for such acquisitions, acquire such businesses on reasonable financial and other terms;

•	the integration of the organizations and operations of any acquired businesses into the Company’s existing organization and operations;

•	consolidation of our retail customers;

•	financial difficulties encountered by our customers;

•	the effects of vigorous competition in the markets in which the Company operates;

•	the Company’s ability to attract and retain qualified executives and other key personnel;

•	the Company’s reliance on independent foreign manufacturers;

•	changes in the costs of raw materials, labor, advertising and transportation;

•	the general inability to obtain higher wholesale prices for the Company’s products that it has experienced for many years;

•	the uncertainties of sourcing associated with an environment in which general quota has expired on apparel products but litigation and political activity seeking to re-impose quotas have been initiated;

•	the Company’s ability to successfully implement new operational and financial computer systems; and

•	the Company’s ability to secure and protect trademarks and other intellectual property rights.

All statements other than statements of historical facts included in or incorporated by reference in this prospectus are forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. Additional important factors that could cause actual results to differ materially from our expectations include those factors described in the section titled “Risk Factors” in Jones Apparel Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as updated by annual, quarterly and other reports and documents Jones Apparel Group files with the SEC after the date of this prospectus and that are incorporated by reference herein.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, possible future repayments of indebtedness or for such other purposes as may be specified in the applicable prospectus supplement.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the unaudited consolidated ratios of earnings to fixed charges for the Company on a historical basis:

	Fiscal Quarter Ended
	April 3,	Year Ended December 31,
	2010	2009	2008	2007	2006	2005

Ratio of Earnings to Fixed Charges(1)	3.9x	—	—	—	—	4.4x

(1)	For the years ended December 31, 2006, 2007, 2008 and 2009, earnings were insufficient to cover fixed charges and there were deficiencies of $245.1 million, $58.5 million, $772.9 million and $70.1 million, respectively.

We computed the ratio of earnings to fixed charges by dividing fixed charges into the sum of earnings (after certain adjustments) and fixed charges. Earnings used in computing the ratio of earnings to fixed charges consisted of income before income taxes and fixed charges excluding capitalized interest. Fixed charges consist of interest expensed and capitalized, amortization of debt expense and that portion of rental expense representative of interest.

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DESCRIPTION OF DEBT SECURITIES

A description of the debt securities will be set forth in the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through brokers or dealers;

•	directly by us to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

We may sell offered securities through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other

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transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

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LEGAL MATTERS

The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

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EXPERTS

The consolidated financial statements and schedule as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

Jones Apparel Group files annual, quarterly and current reports, proxy statements and other information with the SEC. Jones Apparel Group’s SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov and through the investor relations section of the Company’s website at http://www.jonesapparel.com/investor-relations. You may also read and copy any document Jones Apparel Group files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We are “incorporating by reference” into this prospectus specific documents that Jones Apparel Group files with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that Jones Apparel Group files subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that Jones Apparel Group files with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act) until the termination of the offerings of all of the securities covered by this prospectus has been completed. This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Jones Apparel Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including those portions of its proxy statement for its 2010 Annual Meeting of Stockholders incorporated by reference therein;

•	Jones Apparel Group’s Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2010; and

•	Jones Apparel Group’s Current Reports on Form 8-K filed January 28, 2010 (but only with respect to Item 2.06); February 1, 2010; February 4, 2010; and February 16, 2010.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you write or call us at the following address or telephone number: John T. McClain, Chief Financial Officer, Jones Apparel Group, Inc., 1411 Broadway, New York, New York 10018, telephone number (212) 642-3860, or you may visit the investor relations section of our website at http://www.jonesapparel.com/investor-relations for copies of any such document. The information contained in or connected to our website is not a part of this prospectus.

This prospectus, any accompanying prospectus supplement and information incorporated by reference herein or therein, contains summaries of certain agreements that Jones Apparel Group has filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by Jones Apparel Group, Inc., Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc. and JAG Footwear, Accessories and Retail Corporation (the “registrants”) in connection with the sale or distribution of the securities registered under this registration statement. All of the amounts shown are estimates.

	Amount

SEC Registration Fee	$0	*
Printing Expenses	55,000
Legal Fees and Expenses	300,000
Rating Agency Fees	200,000
Accounting Fees and Expenses	125,000
Trustee Fees	10,000
Miscellaneous	25,000

Total	$715,000

*	Under Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), applicable Securities and Exchange Commission (“SEC”) registration fees have been deferred and will be paid at the time of any particular offering of securities under this registration statement, and are therefore not estimable at this time.

Item 15.	Indemnification of Directors and Officers

Registrants Incorporated in Pennsylvania

Jones Apparel Group, Inc. is incorporated in the Commonwealth of Pennsylvania.

Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), contain provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel, and related matters.

Section 1741 provides that a corporation, unless otherwise restricted in its bylaws, shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 1742 provides that a corporation, unless otherwise restricted in its bylaws, shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation. Indemnification shall not be made under Section 1742 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

Section 1743 provides that to the extent that a representative of a corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 or 1742 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him or her in connection therewith.

Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and the determination will be made by (i) the board of directors by a majority vote of a quorum of directors who were not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders.

Section 1745 provides that expenses incurred by a representative in defending any action or proceeding referred to in Subchapter 17D of the BCL may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the person to repay the amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

Section 1747 also grants a corporation, unless otherwise restricted in its bylaws, the power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability incurred by him or her in his or her capacity as a representative, whether or not the corporation would have the power to indemnify him against the liability under Subchapter 17D of the BCL.

Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

Section 1750 provides that the indemnification and advancement of expense provided by, or granted pursuant to, Subchapter 17D of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

Section 8.1 of the Amended and Restated By-laws of Jones Apparel Group, Inc. provides that a director shall not be personally liable for monetary damages for any action taken or any failure to take any action other than as expressly provided in 42 Pa.C.S. Section 8364. 15 Pa.C.S Section 1713 (the successor provision to 42 Pa.C.S. Section 8364) states that, subject to certain exceptions, if a bylaw adopted by the shareholders of a corporation so provides, a director shall not be personally liable for monetary damages for any action taken unless he has breached or failed to perform the duties of his office and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Section 8.2 of the Amended and Restated By-laws of Jones Apparel Group, Inc. provides that the company shall indemnify each officer and director to the full extent permitted by the BCL, the Pennsylvania Directors’ Liability Act and other present or future provisions of Pennsylvania law and shall pay and advance expenses for any matters covered by such indemnification.

Jones Apparel Group, Inc. maintains officers’ and directors’ liability insurance for the benefit of its officers and directors.

Registrants Incorporated in Delaware

Jones Apparel Group Holdings, Inc. (“Jones Holdings”) and Jones Apparel Group USA, Inc. (“Jones USA”) are incorporated in the State of Delaware.

Section 102(b)(7) and Section 145 of the Delaware General Corporation Law (the “DGCL”) contain provisions for indemnification of a corporation’s directors, officers and other personnel, and related matters. Section 102(b)(7) of the DGCL permits a corporation to eliminate the personal liability of a director, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derives an improper personal benefit.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 145 of the DGCL further provides that: (1) to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (2) indemnification or advancement of expenses provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (3) the corporation shall have the power to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

The Certificate of Incorporation of Jones Holdings provides that the personal liability of each of their respective directors shall be eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL. The Certificate of Incorporation of Jones Holdings further provides that Jones Holdings shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it shall have the power to indemnify thereunder from any and all of the expenses, liabilities, or other matters referred to or covered therein and that the indemnification provided by such Certificate of Incorporation shall not be deemed exclusive, shall apply to a person acting in an official capacity or other capacity while holding office, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such person.

Section 9.01 of the By-laws of Jones Holdings provides that (i) it shall indemnify any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation and (ii) it may, at the discretion of the Board of Directors, indemnify any such person who is or was serving at the request of the corporation in any of the foregoing positions in a corporation other than Jones Holdings, or any partnership, joint venture, trust or other enterprise, in each case, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including appeal; provided the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful, except for actions or proceedings by or in the right of the corporation where it is adjudged that such person is liable for negligence or misconduct, unless a proper court determines that such person is nonetheless entitled to indemnification. Section 9.02 of the By-laws of Jones Holdings further provides that it may purchase and maintain insurance for the indemnification of the corporation and its directors, officers, employees and agents to the full extent permitted by applicable law.

The Certificate of Incorporation of Jones USA provides that the corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceedings whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or serves or served any other enterprise as a director or officer at the request of the corporation. The Certificate of Incorporation of Jones USA further provides that no director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

Section 9.01 of the By-laws of Jones USA provides that (i) it shall indemnify any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including appeals. Section 9.02 of the By-laws of Jones USA further provides that the corporation may purchase and maintain insurance for the indemnification of the corporation and its directors, officers, employees and agents whether or not the corporation would have the power to indemnify him or her against such liability.

Jones Apparel Group, Inc. maintains officers’ and directors’ liability insurance for the benefit of Jones Holdings’ and Jones USA’s officers and directors.

Registrant Incorporated in New Jersey

JAG Footwear, Accessories and Retail Corporation is incorporated in the State of New Jersey.

Subsection (2) of Section 14A:3-5 of the New Jersey Business Corporation Act (the “NJBCA”) empowers a corporation to indemnify any person who is or was a director, officer, employee or agent of the corporation or any person holding any of the foregoing offices in a corporation other than the indemnifying corporation or any other enterprise, serving as such at the request of the indemnifying corporation (a “corporate agent”) against reasonable costs (including attorneys’ fees) and amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties in connection with any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding involving the corporate agent by reason of his or her being or having been a corporate agent, other than a proceeding by or in the right of the corporation, if (i) such corporate agent acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and (ii) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his or her conduct was unlawful.

Subsection (3) of Section 14A:3-5 empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys’ fees) incurred by him or her in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he or she is or was a corporate agent, if such corporate agent acted in good faith and in a manner reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the proper court in which such action or suit was brought shall determine that despite the adjudication of liability, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

Subsection (4) of Section 14A:3-5 provides that to the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to in subsections (2) and (3) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) incurred by him or her in connection therewith.

Subsection (5) of Section 14A:3-5 provides that any indemnification under subsection 14A:3-5(2) and, unless ordered by a court, under subsection 14A:3-5(3) may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct. Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made (i) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, or (iii) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

Subsection (6) of Section 14A:3-5 provides that reasonable costs (including attorneys’ fees) incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified.

Subsection (7) of Section 14A:3-5 provides that if a corporation upon application of a corporate agent has failed or refused to provide indemnification required under subsection (4) of Section 14A:3-5 or permitted under subsections (2), (3) or (6) thereof, a corporate agent may apply to a court for an award of indemnification by the corporation, and such court (i) may award indemnification to the extent authorized under subsections 14A:3-5(2) and 14A:3-5(3) and shall award indemnification to the extent required under subsection 14A:3-5(4), notwithstanding any contrary determination which may have been made under subsection (5) thereof, and (ii) may allow reasonable costs (including attorneys’ fees), subject to the provisions of subsection (6) thereof, if the court shall find that the corporate agent has raised genuine issues of fact or law.

Subsection (8) of Section 14A:3-5 provides that indemnification provided for by Section 14A:3-5 shall not be deemed exclusive of any rights to which the corporate agent may be entitled; provided that no indemnification shall be made to a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his or her acts or omissions (i) were in breach of such corporate agent’s duty of loyalty to the corporation or its shareholders, (ii) were not in good faith or involved a knowing violation of law or (iii) resulted in receipt by the corporate agent of an improper personal benefit.

Subsection (9) of Section 14A:3-5 empowers a corporation to purchase and maintain insurance on behalf of a corporate agent against reasonable costs (including attorneys’ fees) incurred in any proceeding and any amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties asserted against such corporate agent by reason of his or her being or having been a corporate agent, whether or not the corporation would have the power to indemnify such corporate agent against such reasonable costs and amounts paid or incurred.

Jones Apparel Group, Inc. maintains officers’ and directors’ liability insurance for the benefit of JAG Footwear, Accessories and Retail Corporation’s officers and directors.

The foregoing statements are subject to the detailed provisions of the BCL, the DGCL and the NJBCA and to the applicable provisions of each of the registrant’s Articles or Certificate of Incorporation and By-laws, as applicable.

Item 16.	Exhibits

See Exhibit Index.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) under the Securities Act as part of a registration statement in reliance on Rule 430B under the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) under the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B under the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on May 6, 2010.

JONES APPAREL GROUP, INC.,

By	/s/ Wesley R. Card
Name:     Wesley R. Card
Title:     Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wesley R. Card, John T. McClain and Ira M. Dansky, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement on Form S-3, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might and could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Wesley R. Card Wesley R. Card	Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2010

/s/ Sidney Kimmel Sidney Kimmel	Chairman and Director	May 6, 2010

/s/ John T. McClain John T. McClain	Chief Financial Officer (Principal Financial Officer)	May 6, 2010

/s/ Christopher R. Cade Christopher R. Cade	Executive Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	May 6, 2010

/s/ Matthew H. Kamens Matthew H. Kamens	Director	May 6, 2010

/s/ J. Robert Kerrey J. Robert Kerrey	Director	May 6, 2010

/s/ Ann N. Reese Ann N. Reese	Director	May 6, 2010

Signatures	Title	Date

/s/ Gerald C. Crotty Gerald C. Crotty	Director	May 6, 2010

/s/ Lowell W. Robinson Lowell W. Robinson	Director	May 6, 2010

/s/ Donna F. Zarcone Donna F. Zarcone	Director	May 6, 2010

/s/ Margaret H. Georgiadis Margaret H. Georgiadis	Director	May 6, 2010

/s/ Robert L. Mettler Robert L. Mettler	Director	May 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on May 6, 2010.

JONES APPAREL GROUP HOLDINGS, INC.,

By	/s/ Ira M. Dansky
Name:     Ira M. Dansky
Title:     President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wesley R. Card, John T. McClain and Ira M. Dansky, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement on Form S-3, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might and could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Ira M. Dansky Ira M. Dansky	President and Director (Principal Executive Officer)	May 6, 2010

/s/ Joseph T. Donnalley Joseph T. Donnalley	Treasurer and Director (Principal Financial Officer)	May 6, 2010

/s/ Christopher R. Cade Christopher R. Cade	Assistant Treasurer (Principal Accounting Officer)	May 6, 2010

/s/ Wesley R. Card Wesley R. Card	Director	May 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on May 6, 2010.

JONES APPAREL GROUP USA, INC.,

By	/s/ Wesley R. Card
Name:     Wesley R. Card
Title:     President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wesley R. Card, John T. McClain and Ira M. Dansky, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement on Form S-3, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might and could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Wesley R. Card Wesley R. Card	President and Director (Principal Executive Officer)	May 6, 2010

/s/ John T. McClain John T. McClain	Chief Financial Officer (Principal Financial Officer)	May 6, 2010

/s/ Christopher R. Cade Christopher R. Cade	Vice President and Assistant Treasurer (Principal Accounting Officer)	May 6, 2010

/s/ Ira M. Dansky Ira M. Dansky	Director	May 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on May 6, 2010.

JAG FOOTWEAR, ACCESSORIES AND RETAIL CORPORATION,

By	/s/ Andrew M. Cohen
Name:     Andrew M. Cohen
Title:     Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wesley R. Card, John T. McClain and Ira M. Dansky, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement on Form S-3, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might and could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Andrew M. Cohen Andrew M. Cohen	Chief Executive Officer and President (Principal Executive Officer)	May 6, 2010

/s/ Thomas M. Murray Thomas M. Murray	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 6, 2010

/s/ Wesley R. Card Wesley R. Card	Director	May 6, 2010

/s/ Ira M. Dansky Ira M. Dansky	Director	May 6, 2010

EXHIBIT INDEX

Exhibits identified in parentheses below are on file with the Securities and Exchange Commission and are incorporated by reference herein.

Exhibit
No.	Description

1.1	Form of Underwriting Agreement*
4.1	Indenture dated as of November 22, 2004, among Jones Apparel Group, Inc., Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc., Nine West Footwear Corporation and Jones Retail Corporation, as Issuers and SunTrust Bank, as Trustee, including Form of 4.250% Senior Notes due 2009, Form of 5.125% Senior Notes due 2014 and Form of 6.125% Senior Notes due 2034 (incorporated by reference to Exhibit 4.14 of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004).
4.2	First Supplemental Indenture dated as of December 31, 2006, by and among Jones Apparel Group, Inc., Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc., Nine West Footwear Corporation, Jones Retail Corporation, Kasper, Ltd., as Issuers, and U.S. Bank National Association (as successor in interest to SunTrust Bank), as Trustee, relating to the 4.250% Senior Notes Due 2009, 5.125% Senior Notes due 2014 and 6.125% Senior Notes due 2034 (incorporated by reference to Exhibit 4.7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006).
4.3	Second Supplemental Indenture dated as of April 15, 2009 between Jones Apparel Group, Inc., Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc., Nine West Footwear Corporation and Jones Retail Corporation, as Issuers, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 10.1 of our Current Report on Form 8-K dated April 15, 2009).
4.4	Form of Indenture.
4.5	Form of Debt Security (included as Exhibit A to the Form of Indenture filed as Exhibit 4.4).
5.1	Opinion of Cravath, Swaine & Moore LLP.
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Cravath, Swaine & Moore LLP (included in the opinion filed as Exhibit 5.1).
23.2	Consent of BDO Seidman, LLP.
24.1	Powers of Attorney (included on the signature pages of this registration statement).
25.1	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as trustee.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by Jones Apparel Group, Inc. in connection with a specific offering, and incorporated herein by reference.